UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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LIGAND PHARMACEUTICALS INCORPORATED

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April 21, 2014
Dear Stockholder:
You are cordially invited to attend the annual meeting of the stockholders of Ligand Pharmaceuticals Incorporated, to be held on Wednesday, June 4, 2014 at 8:30 a.m. local time, at Ligand Pharmaceuticals Incorporated, located at 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037.
Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.
We are providing our stockholders access to the proxy materials and our 2013 annual report over the internet. This allows us to significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials. On or about April 21, 2014, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2013 annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.
Even if you do not plan to attend the meeting, I encourage you to vote by telephone or on the internet, or, if you request that the proxy materials be mailed to you, by signing, dating and returning the proxy card enclosed with these materials. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.
We look forward to seeing you at the annual meeting.

/s/ JOHN L. HIGGINS
John L. Higgins President and Chief Executive Officer
La Jolla, California
April 21, 2014

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.
In order to assure your representation at the meeting, you are requested to vote by internet or telephone, or, if you request that the proxy materials be mailed to you, by signing, dating and returning the proxy card as described in the enclosed proxy materials as promptly as possible. If you are voting by mail, please return your completed proxy card in the enclosed envelope. You do not need to add postage if mailed in the United States.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 4, 2014
Dear Stockholder:
The annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) will be held at Ligand Pharmaceuticals Incorporated, located at 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037, on June 4, 2014 at 8:30 a.m. local time, for the following purposes:
1.    To elect a board of directors for the forthcoming year. Our board of directors has nominated the following eight persons, each to serve for a one year term to expire at the 2015 annual meeting of stockholders: Jason M. Aryeh, Todd C. Davis, John L. Higgins, David M. Knott, John W. Kozarich, John L. LaMattina, Sunil Patel and Stephen L. Sabba.
2.    To ratify the selection of Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014.
3.    To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or the SEC.
4.    To consider and vote upon a non-binding stockholder proposal, if properly presented by the stockholder proponent, that the Board of Directors and management act expeditiously, consistent with effective tax considerations, to engage an investment bank to effectuate a spinoff of Ligand’s new chemical entity research & development (“Research”) into a separately traded public company.
5.    To transact such other business as may properly come before the meeting or any adjournment(s) thereof.
Stockholders of record at the close of business on April 14, 2014 will be entitled to vote at the annual meeting. For our annual meeting, we have elected to use the internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and for voting via the internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.
The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the annual meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.
The stock transfer books of the Company will remain open between the record date, April 14, 2014, and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company and at the meeting. Whether or not you plan to attend the annual meeting in person, please vote by internet or telephone as described in the enclosed proxy materials or, if you request that the proxy materials be mailed to you, by signing, dating and returning the proxy card enclosed with those materials. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors,

/s/ CHARLES S. BERKMAN
Charles S. Berkman Vice President, General Counsel & Secretary
La Jolla, California
April 21, 2014

LIGAND PHARMACEUTICALS INCORPORATED
11119 North Torrey Pines Road, Suite 200
La Jolla, CA 92037
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 4, 2014
On behalf of the board of directors of Ligand Pharmaceuticals Incorporated (the “Company”), we are asking for your proxy, to be used at the annual meeting of stockholders to be held on June 4, 2014. The annual meeting will be held at 8:30 a.m. local time, at our corporate headquarters located at 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037. Stockholders of record on April 14, 2014 (the “Record Date”) are entitled to notice of and to vote at the annual meeting. If you need directions to the location of the annual meeting, please contact us at (858) 550-7500. On or about April 21, 2014, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2013 annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, June 4, 2014.
This proxy statement and the Company’s annual report are available electronically at www.envisionreports.com/LGND.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?
At our annual meeting, stockholders will act on the items outlined in the notice of meeting that is attached to this proxy statement. These include the election of directors, the ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm and the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement. Management will be available after the meeting to answer questions.
Who can vote at the meeting?
Only stockholders of record as of the close of business on the Record Date, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote?” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our amended and restated bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting.

How many votes do I have?
Each share of our common stock that you own as of April 14, 2014 entitles you to one vote. The Notice of Internet Availability of Proxy Materials that is sent to you, or the proxy card or voting instruction form that is included in the proxy materials mailed to you if you have requested delivery by mail, will show the number of shares that you are entitled to vote.
How are votes counted?
Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the annual meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors, the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement, and stockholder proposals. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.
The proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Grant Thornton LLP is considered a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.
Approval of the non-binding advisory resolution on our executive compensation requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on the resolution to approve the compensation of our named executive officers. As a result, broker non-votes will have no effect on the outcome of the vote on this proposal.
The non-binding stockholder proposal, if properly presented by the stockholder proponent, requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against such proposal. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on a stockholder proposal. As a result, broker non-votes will have no effect on the outcome of the vote on this proposal.
All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Voting results will be tabulated and certified by our mailing and tabulating agent, Computershare.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, the 2013 annual report and voting instructions over the internet at http://www.envisionreports.com/LGND, by calling toll-free (866) 641-4276, or by sending an e-mail to investorvote@computershare.com with “Proxy Materials Ligand Pharmaceuticals, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. There is no charge for you requesting a copy. Please make your request for a copy on or before May 24, 2014 to facilitate timely delivery. In addition, stockholders may request to receive proxy materials electronically by email or in printed form by mail on an ongoing basis. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the annual meeting.
How do I vote by proxy?
If you are a stockholder of record on the Record Date, you may vote in one of the following four ways:
By the internet
You may go to www.envisionreports.com/LGND 24 hours a day, 7 days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT, on June 3, 2014.
By telephone
On a touch-tone telephone, you may call toll-free 1-800-652-8683, 24 hours a day, 7 days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT, on June 3, 2014.
By mail
If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote by proxy by marking, dating, and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you may vote by completing and mailing the voting instruction form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.
At the annual meeting
Whether you are a stockholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person.
Even if you plan to attend the annual meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and votes are recorded and confirmed immediately.
May I revoke my proxy?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy by sending in another signed proxy with a later date, by notifying our corporate secretary, Charles S. Berkman, in writing before the annual meeting that you have revoked your proxy, or by attending the annual meeting and voting in person.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued, outstanding and entitled to vote are present in person or represented by proxy at the annual meeting. On the Record Date, there were 20,717,058 shares outstanding and entitled to vote. Accordingly, 10,358,530 shares must be represented by stockholders present at the annual meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the annual meeting or a majority in voting power of the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, may adjourn the annual meeting to another time or place.
I share an address with another stockholder, and we received only one paper copy of the proxy materials and annual report. How may I obtain an additional copy of these materials?
The rules of the SEC permit us, under certain circumstances, to send a single set of the Notice of Internet Availability of Proxy Materials, proxy materials, and annual reports to any household at which two or more stockholders reside. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses.
In order to take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or, if you previously requested to receive paper proxy materials by mail, one proxy statement and annual report to stockholders who share an address (unless we received contrary instructions from the affected stockholders prior to the mailing date). We will mail a separate copy of any of these documents, if requested. Requests for separate copies of any of these documents, either now or in the future, as well as requests for single copies in the future by stockholders who share an address and are currently receiving multiple copies, can be made by stockholders of record by contacting our corporate secretary at Ligand Pharmaceuticals Incorporated, 11119 North Torrey Pines Road, Suite 200, La Jolla, California 92037, or by telephone at (858) 550-7500. Such requests by street name holders should be made through their bank, broker, or other holder of record.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.
How do I obtain an Annual Report on Form 10-K?
If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the SEC, we will send you one without charge. Please write to:
Ligand Pharmaceuticals Incorporated
11119 North Torrey Pines Road, Suite 200
La Jolla, California 92037
Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the Investors section of our website at www.ligand.com.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The persons named below have been nominated by our board of directors to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified. The eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. As of the date of this proxy statement, our board of directors is not aware of any nominee who is unable to or will decline to serve as a director. If, however, any of those named are unable to serve at the time of the annual meeting, the proxyholders may exercise discretionary authority to vote for substitutes.
Nominees

Name	Offices Held	Year First Elected Director	Age*
John W. Kozarich(N)	Chairman of the Board	2003	64
John L. Higgins	President, Chief Executive Officer and Director	2007	44
Jason M. Aryeh(C)(N)	Director	2006	45
Todd C. Davis(C)	Director	2007	53
David M. Knott(A)(C)	Director	2007	69
John L. LaMattina(C)	Director	2011	64
Sunil Patel(A)	Director	2010	42
Stephen L. Sabba(A)(N)	Director	2008	54

*	As of April 14, 2014
(A)	Member of the audit committee
(C)	Member of the compensation committee
(N)	Member of the nominating and corporate governance committee
Business Experience of Director Nominees
Jason M. Aryeh has served as a member of Ligand’s board of directors since September 2006. He is the founder and managing general partner of JALAA Equities, LP, a private hedge fund focused on the biotechnology and specialty pharmaceutical sector, and has served in such capacity since 1997. Mr. Aryeh serves as the Chairman of the board and a director of QLT and serves as the Chairman of both its Corporate Governance and Nominating Committee and its Strategic Action Committee. Mr. Aryeh also serves on the board of directors of CorMatrix Cardiovascular, a medical device company, and the Cystic Fibrosis Foundation’s Therapeutics Board. Previously, Mr. Aryeh served as a director of both Nabi Biopharmaceuticals, prior to its merger with Biota Pharmaceuticals, Inc. in November 2012, and of Myrexis, Inc., both of which were public biotechnology companies. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics. In selecting Mr. Aryeh to serve as a director, the board considered, among other things, his valuable capital markets experience, including his service as managing general partner of a hedge fund focused on the biotechnology and specialty pharmaceutical sector. The Company also benefits from Mr. Aryeh’s involvement in the biotechnology industry through his former positions as a director of multiple life science organizations including: QLT Inc., CorMatrix Cardiovascular, the Cystic Fibrosis Foundation's Therapeutics board, Nabi Biopharmaceuticals and Myrexis, Inc.
Todd C. Davis is a Founding Managing Director of HealthCare Royalty Partners, a global healthcare investment firm. He has over 31 years of experience working in and investing in the pharmaceutical and biotechnology industries. Over the course of his career, Mr. Davis has been involved in over $2 billion in healthcare deals and nearly $1 billion in royalty financings. He has also led, structured and closed over 40 additional intellectual property licenses, as well as growth equity, and debt deals. Previously, Mr. Davis was a partner at Paul Capital Partners, where he co-managed that firm’s royalty investments as a member of the royalty management committee. He also served as a partner responsible for biopharmaceutical growth equity investments at Apax Partners. Prior to beginning his principal investment career in 2001, Mr. Davis held various sales and product management roles at Abbott Laboratories and worked in business development, operations and licensing at Elan Pharmaceuticals. He currently serves on the boards of Suneva Medical, Nuron Biotech and Precision Therapeutics, Inc. Mr. Davis holds a B.S. from the U.S. Naval Academy and an M.B.A. from Harvard University. In selecting Mr. Davis to serve as a director, the board considered, among other things, his valuable prior experience as a director of several public and private companies. Ligand also benefits from Mr. Davis' financial and accounting expertise and leadership experience within the biotechnology industry.
John L. Higgins is President, Chief Executive Officer and a member of the board of directors of Ligand Pharmaceuticals Incorporated. Prior to joining Ligand, Mr. Higgins served as Chief Financial Officer and Executive Vice President, Finance and Administration and Corporate Development, of Connetics Corporation, a specialty pharmaceutical company acquired by Stiefel Laboratories in 2006. Before joining Connetics, he was a member of the executive management team at BioCryst Pharmaceuticals. Prior to BioCryst, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. Currently, he is a Director on the Boards of Techne Corporation, CoMentis and Blue Zones and serves as Chairperson of the Techne Audit Committee and Chairperson of the Board and Audit Committee of CoMentis. Mr. Higgins was previously a member of the board of directors of BioCryst. Mr. Higgins is also a member of Techne’s compensation committee and a member of the compensation committee of CoMentis. He graduated Magna Cum Laude from Colgate University with an A.B. in economics. In selecting Mr. Higgins to serve as a director, the board considered, among other things, his valuable experience operating and managing public biotechnology companies, his prior service on other company boards and his financial transaction experience as an investment banker. Ligand also benefits from Mr. Higgins' financial experience in leadership roles at companies within the biopharmaceutical industry.
David M. Knott has over three decades of experience in investing. He began his career at Donaldson, Lufkin & Jenrette where he became a Vice President in their retail/small institution division. He left in 1983 to join Mandrakos Associates as a general partner and analyst with responsibility for the firm’s investments in the energy and financial services industries. He also was in charge of most of the firm’s short selling activities. In1987 he founded Knott Partners. Currently, Mr. Knott sits on the board of Paramount Resources, is a member of the board of trustees for the Boy’s and Girl’s Harbor and Say Yes to Education. In addition, Mr. Knott is a member of the Committee on Undergraduate Financial Aid at the University of Pennsylvania and is a member of the Executive Board at the Wharton Graduate School. Mr. Knott has a B.A. from the University of Pennsylvania and an M.B.A. from the Wharton School. In selecting Mr. Knott to serve as a director, the board considered, among other things, his valuable experience as a director of Paramount Resources and several private organizations which provides the board with a broad leadership perspective. Ligand also benefits from Mr. Knott’s financial and accounting expertise and his perspective as a significant stockholder.
John W. Kozarich, Ph.D. has served as a director since March 2003. Dr. Kozarich is Chairman and President of ActivX Biosciences in La Jolla. From 1992 to 2001, he was vice president at Merck Research Laboratories and previously held professorships at the University of Maryland and Yale University School of Medicine. Dr. Kozarich is also an adjunct professor of Chemical Physiology at the Scripps Research Institute and serves on boards, including QLT, Inc., Corium Intl. and the Board of Trustees of the Gordon Research Conferences. He is also a recent recipient of the Distinguished Scientist Award from the San Diego Section of the American Chemical Society. Dr. Kozarich earned his BS in chemistry, summa cum laude, from Boston College, his PhD in biological chemistry from the Massachusetts Institute of Technology, and was an NIH Postdoctoral Fellow at Harvard. In selecting Dr. Kozarich to serve as a director, the board considered, among other things, his valuable pharmaceutical and international experience, including his service at Merck Research Laboratories, which is part of one of the world’s largest pharmaceutical companies, and his service with ActivX Biosciences, Inc., QLT, Inc. and Corium Intl. Ligand also benefits from Dr. Kozarich’s financial and accounting experience in the pharmaceutical and biotechnology industries.

John L. LaMattina, Ph.D. spent 30 years at Pfizer Inc. beginning as a medicinal chemist in 1977. During his career, he was appointed to various positions of increasing responsibility for Pfizer Central Research, including Vice President of U.S. Discovery Operations in 1993, Senior Vice President of Worldwide Discovery Operations in 1998, Senior Vice President of Worldwide Development in 1999, and President, Pfizer Global R&D in 2004. Dr. LaMattina graduated with cum laude honors from Boston College with a B.S. in Chemistry. He received a Ph.D. from the University of New Hampshire in Organic Chemistry and subsequently was at Princeton University in the National Institutes of Health Postdoctoral Fellowship program. Dr. LaMattina is currently a senior partner at PureTech Ventures and serves on the board of directors of PureTech companies Zafgen, Gelesis and Vedanta. He also serves on the Scientific Advisory Board for Trevena Pharmaceuticals and is a Strategic Advisor for Ziarco Pharmaceuticals. Dr. LaMattina is a respected commentator on the biopharmaceutical industry on Forbes.com as well as with his books, most recently Devalued & Distrusted - Can the Pharmaceutical Industry Restore its Broken Image? In selecting Dr. LaMattina to serve as a director, the board considered, among other things, his valuable pharmaceutical and experience and experience as director of several biotech companies which provides the board with a broad leadership perspective. Ligand also benefits from Dr. LaMattina’s expert knowledge of the biopharmaceutical industry and his experience as strategic and scientific advisor.
Sunil Patel has more than 19 years of senior management and R&D experience in the biotechnology industry and is currently Chief Financial Officer, Senior Vice President Corporate Development & Finance for OncoMed Pharmaceuticals, a development-stage company focused on therapeutics targeting cancer stem cells. Mr. Patel has held senior management positions in corporate development, marketing, and strategy with BiPar Sciences, Allos Therapeutics, Connetics, Abgenix and Gilead Sciences. Mr. Patel also worked at McKinsey & Company serving biotech and pharmaceutical clients and has held scientific research positions at ZymoGenetics and ProCyte. Mr. Patel received his undergraduate degree in Chemistry at the University of California, Berkeley, and master’s degree in Molecular Bioengineering/Biotechnology at the University of Washington. In selecting Mr. Patel to serve as a director, the board considered, among other things, his valuable pharmaceutical and corporate development experience, including his service at OncoMed Pharmaceuticals. Ligand also benefits from Mr. Patel’s experience in serving as a senior member of management at both public and private biotechnology companies.
Stephen L. Sabba, M.D. has been a leading Bio/Pharma Analyst and Fund Manager for Knott Partners, L.P., an investment fund company, since November 2006. Previously he was a Partner and Director of Research with Kilkenny Capital Management, a Chicago-based biomedical hedge fund. Prior to that, Dr. Sabba was Director of Research at Sturza’s Medical Research, and previously was a gastroenterologist and internist in private practice at Phelps Memorial Hospital in North Tarrytown, New York. He received his medical degree from the New York University School of Medicine, and completed a residency in internal medicine and a fellowship in gastroenterology at the Veterans Administration Medical Center in New York City. He earned a Bachelor of Science degree with honors at Cornell University. Dr. Sabba has served as a member of the board of the directors for QLT, Inc., a leading Canadian biotech company, since June 2012. In selecting Dr. Sabba to serve as a director, the board considered, among other things, his capital markets and accounting expertise gained from his prior experience working in the hedge fund and investment fund industries. Ligand also benefits from his background as a medical doctor and from his understanding of medicine.
Director Independence
Our board of directors has determined that, with the exception of Mr. Higgins, each of the directors is an independent director under the NASDAQ Global Market listing standards. The independent directors have two or more regularly scheduled executive sessions per year at which only the independent directors are present.
Board Meetings and Committees
Our board of directors held two in-person meetings and six telephonic meetings, and acted by unanimous written consent four times during the year ended December 31, 2013. During such year, each incumbent director attended at least 75% of the aggregate number of meetings of our board of directors and the committees on which he served which were held during the periods in which he served. The Company does not have a policy regarding attendance of the directors at the annual meeting. At our 2013 annual meeting of stockholders, one of our then-current directors, John Higgins, was in attendance.

Our board of directors has an audit committee, a nominating and corporate governance committee and a compensation committee. Each committee is described below. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found in the “Investors—Corporate Governance—Committee Charters” section of our website at www.ligand.com. Our board of directors has determined that each member of these committees meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
The audit committee is primarily responsible for overseeing the Company’s accounting and financial reporting processes, auditing of financial statements, systems of internal control, and financial compliance programs. The audit committee currently consists of Messrs. Knott and Patel and Dr. Sabba (chair). The audit committee held one in-person meeting, held four telephonic meetings and acted by unanimous written consent one time during 2013. After reviewing the qualifications of all current committee members and any relationship they may have that might affect their independence from the Company, our board of directors has determined that (i) all current committee members are “independent” as defined under Section 10A of the Securities Exchange Act of 1934, as amended, (ii) all current committee members are “independent” as defined under the applicable NASDAQ Global Market listing standards, (iii) all current committee members have the ability to read and understand financial statements and (iv) Mr. Knott qualifies as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of his level of knowledge and experience based on a number of factors, including his formal education and experience.
The nominating and corporate governance committee is responsible for identifying and recommending candidates for director of the Company. The nominating and corporate governance committee currently consists of Mr. Aryeh (chair) and Drs. Kozarich and Sabba. Each member of the nominating and corporate governance committee is an independent director under the NASDAQ Global Market listing standards. The nominating and corporate governance committee held one in-person meeting and one telephonic meeting during 2013.
The nominating and corporate governance committee considers nominees recommended by stockholders, if submitted in writing to the Secretary at the Company’s principal executive offices and accompanied by the author’s full name, current address and telephone number. The nominating and corporate governance committee has set no specific minimum qualifications for candidates it recommends, but considers each individual’s qualifications, such as high personal integrity and ethics, relevant expertise and professional experience, as a whole. The nominating and corporate governance committee and the board as a whole consider it beneficial to the Company to have directors with a diversity of backgrounds and skills. The nominating and corporate governance committee and the board as a whole have no formal policy with regard to the consideration of diversity in identifying director nominees. The nominating and corporate governance committee considers candidates throughout the year and makes recommendations as vacancies occur or the size of our board of directors expands. Candidates are identified from a variety of sources including recommendations by stockholders, current directors, management, and other parties. The nominating and corporate governance committee considers all such candidates in the same manner, regardless of source. Under its charter, the nominating and corporate governance committee may retain a search firm to identify and recommend candidates but has not done so to date.
The compensation committee reviews and approves the Company’s compensation policies, sets executive officers’ compensation and administers the Company’s stock option and stock purchase plans. The compensation committee consists of Messrs. Aryeh, Davis (chair) and Knott and Dr. LaMattina. Each member is an independent director under the NASDAQ Global Market listing standards. The compensation committee held one in-person meeting, held two telephonic meetings and acted by unanimous written consent one time during 2013.

Board Leadership Structure
Our board of directors has nominated eight persons to serve as directors of the Company until the next annual meeting of stockholders, seven of whom are independent. We separate the roles of chief executive officer and chairman of our board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the chairman of our board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the Company.
Board’s Role in Risk Oversight
Our board of directors is actively involved in oversight of risks that could affect the Company. The board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including risks associated with our operational, financial, legal and regulatory functions. The full board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a board committee engages in a discussion related to areas of material risk to the Company, the chairperson of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board meeting. This enables the board and its committees to coordinate the risk oversight role.
Communicating with the Board of Directors
Stockholders may communicate with our board of directors or individual directors by mail, in care of the Secretary, at the Company’s principal executive offices. Letters are distributed to the board of directors, or to any individual director or directors as appropriate, depending on the content of the letter. However, items that are unrelated to the duties and responsibilities of the board of directors will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.
Recommendation of the Board of Directors
The board of directors unanimously recommends a vote FOR the nominees listed above.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
You are being asked to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm’s capacity as the Company’s independent registered public accounting firm.
Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s certificate of incorporation, the Company’s amended and restated bylaws, or otherwise. However, the board of directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors or its audit committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if such a change would be in the Company’s and its stockholders’ best interests.
Representatives of Grant Thornton LLP are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Grant Thornton LLP.
Independent Auditor’s Fees
The following is a summary of the fees incurred by the Company from Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012:

Fee Category	Fiscal Year 2013 Fees	Fiscal Year 2012 Fees
Audit Fees(1)	$407,235	$341,785
Audit-Related Fees(2)	87,848	156,019
Tax Fees(3)	331,443	416,778
All Other Fees	—	—
Total Fees	$826,526	$914,582

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. In 2013 and 2012, audit fees included fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)
Audit-Related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, fees associated with restatements, employee benefit plan audits, SEC comment letter review, comfort letters, S-3 filings, assistance with and review of documents filed with the SEC, and certain consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees for professional services rendered for assistance with federal, state and international tax compliance and tax consulting projects including the 382 limitation analysis, Research and Development tax credit analysis and international tax planning.

In considering the nature of the services provided by Grant Thornton LLP during the 2013 fiscal year, the audit committee determined that such services are compatible with the provision of independent audit services.
The audit committee discussed these services with Grant Thornton LLP and the Company’s management to determine that they are permitted under the rules and regulation concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The services performed by Grant Thornton LLP in 2013 and 2012 were pre-approved in accordance with the requirements of the audit committee charter.
Except as stated above, there were no other fees charged by Grant Thornton for 2013 and 2012. The audit committee considers the provision of these services to be compatible with maintaining the independence of Grant Thornton LLP. None of the fees paid to Grant Thornton LLP under the categories “Audit-Related Fees” and “Tax Fees” described above were approved by the audit committee after services were rendered pursuant to the de minimis exception established by the SEC.
Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that stockholders vote FOR the ratification of the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

PROPOSAL NO. 3
APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.
Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that Ligand Pharmaceuticals Incorporated stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Ligand Pharmaceuticals Incorporated’s Proxy Statement for the 2014 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”
Recommendation of the Board of Directors
Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 4
NON-BINDING STOCKHOLDER PROPOSAL
In accordance with SEC rules, we have set forth below a non-binding stockholder proposal, along with the supporting statement of the stockholder proponent. The stockholder proposal is required to be voted upon at our annual meeting only if properly presented at our annual meeting. As explained below, our board of directors unanimously recommends that you vote AGAINST the stockholder proposal.
Jasper J. Schaible, beneficial owner of at least $2,000 in market value of shares of common stock, is the proponent of the following non-binding stockholder proposal. Mr. Schaible has advised us that he or a representative will present the proposal and related supporting statement at our annual meeting.
Proposal
Stockholders recommend that the Board of Directors and management act expeditiously, consistent with effective tax considerations, to engage an investment bank to effectuate a spinoff of Ligand’s new chemical entity research & development (“Research”) into a separately traded public company.
Supporting Statement submitted December 27, 2013
A stockholder believes the market undervalues Ligand due to its complex and undercapitalized businesses, and that a spinoff of the Research unit from the remaining segments (collectively, “Royalty”) would provide better transparency and maximize stockholder value.
Based on financial disclosures, Ligand’s Royalty and Research units compare favorably to peers, yet market capitalization is only $1.1 billion as of record date equating to a steep discount when one considers Ligand’s superior margins and earning, plus its tax assets which are valued over $800 million.
Ligand has an extensive pipeline of partnered programs, along with new partnerships from a formulations unit, generating accelerating revenues and profits. Less appreciated, the Company boasts an impressive array of unpartnered early stage programs. To date Ligand has under invested in these programs, instead holding out for partnerships that have yet to materialize. But most lack efficacy data in patients or have clarity on pivotal trial requirements typically gained from post Phase 2 meetings with regulatory authorities. So when partnerships are possible, they are suboptimal given industry practice to reduce terms on assets where the owner is unwilling to make further investments. And Ligand has acknowledged several stockholders disfavor such investments, including statements by CFO John Sharp during the 2013 Analyst Day that he is “inundated with calls” from concerned investors whenever they announce new development spending.
However, spinning off of the Research business would change the way the market values Ligand.
The Royalty business would be reclassified as a lower risk, higher margin “streaming” play deserving a higher multiple and lower cost of capital. Rather than investing in early programs, it could initiate an aggressive stock repurchase program or make accretive acquisitions of high margin revenue streams. Furthermore, eventual monetization stock in the Research business may reduce need of future equity offerings.
And the Research business would remain a “biotech”, but with access to funding to rationally advance its portfolio. Similar spinoffs have even proven attractive targets for acquisition, including the 2008 spinoff of Facet Biotech from PDL BioPharma.
Given its complexity, the confusion on how to value Ligand is understandable. Even analysts that intimately follow it have a wide range of valuations and none place significant value on unpartnered programs. For example, Cantor Fitzgerald’s valuation includes just $1 per share for the entire unpartnered pipeline, while employing both excessive risk adjustments and a 13% cost of capital more appropriate for biotechs than royalty streamers.

Separating the businesses would force valuation as “pure plays” with simplified stories that better meet desires of diverse stockholders. There might be incremental job opportunities as talent is secured for focused activities. And new medicine may be developed that improve patients' lives as well as stockholder value.
Accordingly, we ask stockholders to support this proposal.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that stockholders vote AGAINST this stockholder proposal. Ligand is already considering various possible spin-off structures and other transactions. The arguments set forth in the proposal and supporting statement contain a number of inaccuracies and flaws, and there are structural issues with the proposal as written.
The Ligand board of directors and management are actively evaluating several different options for unpartnerned assets, including various possible spin-off related structures and other alternatives presented to the board. While the board of directors will evaluate any potential value-creating transaction, it cannot recommend a vote for the measure, as the wording would require the Company to pursue a transaction regardless of market conditions and other circumstances. Further, the board of directors believes it would not necessarily be prudent to include all of its research assets in a potential spin-off company.
The Ligand board of directors and management continue to take their responsibilities seriously, including to create value for our stockholders with the assets referred to in the proposal. The Ligand team has extensive experience with new company formation, licensing transactions and spin-off transactions. Ligand will pursue a spin-off transaction if it is believed to be superior to other options and in the best interest of stockholders. We have a proven track record of finding and executing on creative deals that generate value for our stockholders.
For these reasons, our board of directors unanimously recommends that stockholders vote AGAINST this stockholder proposal.

EXECUTIVE OFFICERS
The names of the executive officers of the Company and their ages, titles and biographies as of April 14, 2014 are set forth below.
John L. Higgins, 44, is being considered for the position of director of the Company. See “Election of Directors” for a discussion of Mr. Higgins' business experience.
Charles S. Berkman, J.D., 45, has served as our Vice President, General Counsel and Secretary since April 2007. Mr. Berkman joined the Company in November 2001 and previously served as Associate General Counsel and Chief Patent Counsel for the Company (and Secretary since March 2007). Prior to joining the Company, Mr. Berkman was an attorney at the international law firm of Baker & McKenzie from November 2000 to November 2001. Before that he served as an attorney at the law firm of Lyon & Lyon from 1993 to November 2000, where he specialized in intellectual property law. Mr. Berkman earned a BS in chemistry from the University of Texas and a JD from the University of Texas School of Law.
Matthew W. Foehr, 41, has been our Executive Vice President and Chief Operating Officer since 2011, and has more than 19 years of experience managing global research and development programs. Prior to joining Ligand in 2011, he was Vice President and Head of Consumer Dermatology R&D, as well as Acting Chief Scientific Officer of Dermatology, in the Stiefel division of GlaxoSmithKline (GSK). Following GSK's $3.6 billion acquisition of Stiefel in 2009, Mr. Foehr led the R&D integration of Stiefel into GSK. At Stiefel Laboratories, Inc., Mr. Foehr served as Senior Vice President of Global R&D Operations, Senior Vice President of Product Development & Support, and Vice President of Global Supply Chain Technical Services. Prior to Stiefel, Mr. Foehr held various executive roles at Connetics Corporation including Senior Vice President of Technical Operations and Vice President of Manufacturing. Mr. Foehr is the author of multiple scientific publications and is named on numerous U.S. patents. He received his Bachelor of Science degree in Biology from Santa Clara University.
Nishan de Silva, M.D., M.B.A., 41, joined the Company in February 2012 as our Vice President of Corporate Development, and was appointed Vice President, Finance and Strategy and Chief Financial Officer in February 2014. Dr. de Silva has more than thirteen years of healthcare business experience across healthcare investing and management consulting. Prior to joining Ligand, Dr. de Silva worked at the private equity firm Warburg Pincus from 2003 through 2011, serving as a Principal since 2007, where he was responsible for sourcing late-stage biopharmaceutical investments. He evaluated hundreds of biopharmaceutical company investment opportunities, negotiated and structured major equity positions for several companies and served on the Board of Directors for several public and private biopharmaceutical companies. Prior to joining Warburg Pincus, Dr. de Silva worked in healthcare venture capital at Sprout Group and as a management consultant at McKinsey & Company, where he focused on growth strategy projects for senior management at leading global pharmaceutical and healthcare services companies. Dr. de Silva serves on the Board of Directors of Transposagen Biopharmaceuticals, Inc. Dr. de Silva holds an M.D. from The University of Pennsylvania School of Medicine, an M.B.A. in Healthcare Management from The Wharton School, and an A.B. in Biology from Harvard College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT
The following table shows, based on information we have, the beneficial ownership of our common stock as of April 14, 2014, by:

•	all persons who are beneficial owners of 5% or more of our outstanding common stock;

•	each of our current directors;

•	each of our named executive officers (as defined below in “Compensation Discussion and Analysis – Summary Compensation Table”); and

•	all of our executive officers and directors as a group.
Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on approximately 20,717,058 shares of common stock outstanding on April 14, 2014. Shares of common stock underlying options include options which are currently exercisable or will become exercisable within 60 days after April 14, 2014, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 11119 N. Torrey Pines Road, Suite 200, La Jolla, CA 92037.

	Number of Shares Beneficially Owned	Shares Beneficially Owned via Options, Warrants or Convertible Notes	Percent of Class Owned
Beneficial Owner
BVF Inc.(1) 900 N. Michigan Ave, Suite 1100 Chicago, IL 60611	2,626,160	—	12.68%
BlackRock, Inc.(2) 40 E. 52nd Street New York, NY 10022	1,972,467	—	9.52%
FMR LLC(3) 245 Summer Street Boston, MA 02210	1,664,786	—	8.04%
RS Investment Management Co. LLC(4) One Bush Street, Suite 900 San Francisco, CA 94104	1,315,098	—	6.35%
Dorset Management Corporation(5) 485 Underhill Blvd., Ste. 205 Syosset, NY 11791-3419	1,289,823	—	6.23%
Blair William & Co/IL(6) 222 W. Adams Chicago, IL 60606	1,216,383	—	5.87%

Directors and Executive Officers
David M. Knott(5)	1,379,312	30,338	6.80%
John L. Higgins	119,099	368,559	2.35%
Jason M. Aryeh	280,984	30,968	1.51%
Matthew W. Foehr	53,457	152,951	*
John P. Sharp	17,667	5,625	*
Charles S. Berkman	31,645	18,439	*
John W. Kozarich	42,969	32,003	*
Sunil Patel	40,540	27,005	*
Todd C. Davis	32,536	30,338	*
John L. LaMattina	21,356	22,005	*
Nishan de Silva	18,659	57,813	*
Stephen L. Sabba	20,546	27,005	*
Directors and executive officers as a group (12 persons)	2,058,770	803,049	13.81%

*	Less than one percent.
(1)
Includes 2,008,834 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), 324,836 shares of common stock owned by Biotechnology Value Fund II, L.P. (“BVF2”), 190,967 shares of common stock owned by BVF Investments, L.L.C. (“BVLLC”), and 101,523 shares of common stock owned by Investment 10, L.L.C. (“ILL10”) at November 27, 2013 as indicated in the entities’ Schedule 13G/A filed with the SEC on December 6, 2013. BVF Partners L.P. (“Partners”), as the general partner of BVF and BVF2, the manager of BVLLC and the investment adviser of ILL10, may be deemed to beneficially own the 2,626,160 shares of Common Stock beneficially owned in the aggregate by BVF, BVF2, BVLLC and ILL10. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 2,626,160 shares of Common Stock beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 2,626,160 shares of Common Stock beneficially owned by BVF Inc.

(2)
Represents shares of common stock owned by funds affiliated with BlackRock, Inc. at December 31, 2013, as indicated in the entity’s Schedule 13G/A filed with the SEC on January 31, 2014. BlackRock, Inc. reports shared voting and investment power with respect to all 1,972,467 shares. BlackRock, Inc. is a parent holding company for a number of investment management subsidiaries. The following subsidiaries are investment advisors in accordance with Rule 13d-1 that hold the shares beneficially owned by BlackRock, Inc.: BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited.

(3)	Represents shares of common stock beneficially owned by funds affiliated with FMR LLC at December 31, 2013 as indicated on the entity’s Schedule 13G filed with the SEC on February 14, 2014.
(4)	Represents shares of common stock beneficially owned by RS Investment Management Co. LLC at December 31, 2013 as indicated on the entity’s Schedule 13G filed with the SEC on February 14, 2014.
(5)
Shares held by Dorset Management Corporation (“Dorset”) and David M. Knott are based on the Schedule 13D/A filed by such persons with the SEC on September 16, 2013 and other information available to the Company. Mr. Knott is the President of Dorset, which provides investment management services to a limited number of foreign and domestic individuals and entities (the “Managed Accounts”). Mr. Knott is the managing member of Knott Partners Management, LLC, a New York limited liability company, that is the sole General Partner of Shoshone Partners, L.P., a Delaware limited partnership (“Shoshone”) and Mulsanne Partners, L.P., a Delaware limited partnership (“Mulsanne”) and managing general partner of Knott Partners, L.P., a New Jersey limited partnership (together with Shoshone and Mulsanne, the “Partnerships”). Mr. Knott individually has the sole power to vote 1,374,903 shares and dispose of 1,376,569 shares beneficially owned by Mr. Knott, the Partnerships and the Managed Accounts. As President of Dorset, Mr. Knott shares with certain of Dorset’s clients the power to vote 1,666 shares of Common Stock beneficially owned, in the aggregate, by such clients.

(6)	Represents shares of common stock beneficially owned by Blair William & Company/IL at December 31, 2013 as indicated in the entity’s Schedule 13G filed with the SEC on February 6, 2014.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Overview of Our Executive Compensation Program
The compensation committee has designed our executive compensation program to provide compensation opportunities that:

•	Attract, motivate and retain individuals of superior ability and managerial talent critical to its long-term success;
•	Align executives’ interests with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;
•	Create incentives to achieve key strategic and corporate performance objectives; and
•	Enhance the executives’ incentive to increase the Company’s stock price and maximize stockholder value.
The following is a summary of important aspects of our executive compensation program discussed later in this Compensation Discussion and Analysis:
Key Elements of Our Compensation Program. Our compensation program is designed to achieve these objectives through a combination of the following types of compensation:

•	Base salary;
•	Annual variable performance bonus awards payable in cash;
•	Long-term stock-based incentive awards; and
•	Employee benefits and perquisites, including change in control severance arrangements.
Each element of our executive compensation program is discussed in greater detail below.
We Intend to Pay for Performance. The majority of our named executive officers’ total compensation as shown in our Summary Compensation Table below ties compensation directly to the achievement of corporate objectives, increases in our stock price or both. We emphasize pay for performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.
Our Compensation Program Supports Our Corporate Objectives and Stockholder Interests. Our compensation program is designed to align executive officer compensation with our corporate strategies, business objectives and the long-term interests of our stockholders by rewarding successful execution of our business plan and tying a portion of total compensation opportunities to equity incentives.
Overview of 2013 Performance
The compensation committee believes the executive compensation program is an important factor in driving our named executive officers’ performance to achieve sustainable profitability and stock price appreciation. Our Company’s fiscal year 2013 accomplishments, guided by our named executive officers, illustrate the success of this strategy, even in an uncertain economic environment.
2013 Compensation Programs and Decisions
In line with our executive compensation program’s emphasis on pay for performance, compensation awarded to our named executive officers for 2013 reflected our financial results and overall compensation philosophy:

•
Base Salary Adjustments: During 2013, our named executive officers received increases to their base salaries of approximately 2%-3.5%, representing the same range of base salary merit-based increases applicable to all of the Company’s employees;

•
Pay-for-Performance Annual Incentive Bonuses: For 2013, our Company focused on certain key business development objectives and objectives related to the optimization of the Captisol business, business development, development of the melphalan product and operational goals. Our compensation program for 2013 was designed to support the Company’s focus on these areas and together achievement in these areas represented 100% of our named executive officers’ total bonus opportunity. Corporate performance determines all of our named executive officers’ bonuses. The annual bonuses awarded to our named executive officers for 2013 are discussed below under “Annual Bonuses;” and

•
Equity-based Compensation: Our compensation committee continued its practice of ensuring that a substantial portion of our named executive officers’ total compensation is awarded in the form of long-term equity incentive awards. As in year’s past, a large portion of the annual award was granted in the form of stock options, which provide value to our executives only if our stock price increases.

In light of the Company’s overall performance during 2013, the compensation committee believes that the named executive officers’ 2013 compensation was appropriate.
Response to 2013 Say on Pay Vote
In June 2013, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 97% of stockholder votes cast in favor of our 2013 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs throughout 2013, we were mindful of the strong support our stockholders expressed for our compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the compensation committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders.
In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the board of directors took into account the strong preference for an annual vote expressed by our stockholders at our 2013 annual meeting. Accordingly, the board of directors determined that we will hold an advisory stockholder vote on the compensation of our named executive officers every year until the next say-on-pay frequency vote.
The Role of the Compensation Committee and Executive Officers in Setting Compensation
The compensation committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. In determining each level of compensation and the total package, the compensation committee reviewed a variety of sources, to determine and set compensation.
The chief executive officer aids the compensation committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer and senior executive management team member, in turn, participates in an annual performance review with the chief executive officer to provide input about his contributions to the Company’s success for the period being assessed. The performance of our chief executive officer and senior executive management team as a group is reviewed annually by the compensation committee.
In 2013, the compensation committee retained Radford, an independent compensation consulting firm, to assist it in the formulation of the peer group used to determine executive equity compensation during 2013 and to advise regarding the determination of the other key elements of the executive compensation program. Radford reports to and is accountable to the compensation committee, and may not conduct any other work for us without the authorization of the compensation committee. Radford did not provide any services to us in 2013 beyond its engagement as an advisor to the compensation committee on compensation matters. After review and consultation with Radford, the compensation committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2013. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.
As in prior years, the compensation committee and the Company’s management also consulted several independent compensation surveys to assist them in determining market pay practices for compensating executive officers. These surveys were reviewed to compare the Company’s compensation levels to the market compensation levels, taking into consideration the other companies’ size, the industry, the individual executive’s level of responsibility and his years of experience. For 2013, the current executive salaries were benchmarked against the Radford Global Life Sciences Compensation Report using data from companies with 50-149 employees and the Biotech Employee Development Coalition (BEDC) Survey for San Diego-based public and private biotechnology companies with 50-99 employees. These surveys were used due to the competitiveness in hiring employees within the biotechnology industry as well as in our geographic location and we believe they represent the types of companies with which we compete for executive talent. With respect to the foregoing survey data, the identities of the individual companies included in the surveys were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. Instead, the compensation committee only referred to the statistical summaries of the compensation information for the companies included in such surveys.
Additionally, the compensation committee worked with Radford to confirm a peer group of companies in the United States for which compensation survey information can be provided to the compensation committee. This is necessary so the Company can offer compensation that is competitive within that group of companies. The peer group companies for 2013 compensation included Alkermes, Columbia Laboratories, Depomed, Enzon Pharmaceuticals, Exelixis, Incyte, Isis Pharmaceuticals, Nektar Therapeutics, PDL BioPharma, Santarus, Spectrum Pharmaceuticals, Sucampo Pharmaceuticals and Vical.
The selected companies in our peer group are companies that fall within a reasonable range of comparison factors and/or that we may compete with for executive talent. In addition to the criteria for selection described above related to finding companies with similar business models and at a similar stage of development as Ligand, the other criteria used in the identification and selection of the peer group included business/labor market competitors in the biotechnology industry similar in size and complexity to us, companies with market values generally between $200 million and $3 billion and companies with products in comparable stages of development to our products. We also focused on companies with multiple product candidates, as opposed to single product companies. The peer group was not selected on the basis of executive compensation levels. The peer group revisions from the 2012 peer group were intended to ensure that the peer group more accurately reflects companies that are our peers in terms of our current business model and stage of development, including the number of programs maintained by the company and the importance of licensing to the company's business model.
The peer group compensation data is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. The survey data, however, can be used to provide pooled compensation data for positions closely akin to those held by each named executive officer. In addition, the pool of senior executive talent from which we draw and against which we compare ourselves extends beyond the limited community of our immediate peer group and includes a wide range of other organizations outside of our traditional competitors, which range is represented by such surveys. As a result, the compensation committee uses peer group data on a limited basis to analyze the overall competitiveness of our compensation with our direct publicly traded peers in the United States and our general compensation philosophy, and, during 2013, to determine equity award levels for the named executive officers, but continues to primarily rely on industry survey data in determining actual executive compensation. For purposes of this compensation discussion and analysis, references to our “peer group” include both the peer group of companies listed above and the survey data reviewed by our compensation committee.
The compensation committee strives to target total cash compensation to the median (i.e. 50th percentile) of executive officers performing similar job functions at companies in our peer group. However, we strongly believe in retaining the best talent among our senior executive management team and while we believe that comparisons to market data are a useful tool, we do not believe that it is appropriate to establish executive compensation levels based solely on a comparison to data from these companies. Therefore, the compensation committee may approve total compensation packages for senior executive management that vary from the peer group median based on several principal factors. Specifically, officers with relatively less overall experience, less tenure with us and/or lower performance ratings over several years will have total compensation set at or below the peer group median. Conversely, if an officer consistently receives favorable performance ratings over successive years, accumulates years of service and expertise with us and/or has significant other experience or responsibilities, his total compensation will typically be above the peer group median. Our 2013 compensation for our named executive officers was generally consistent with the foregoing pay positioning.

     In addition, the mix of compensation paid to our named executive officers is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. In determining each element of compensation for any given year, our compensation committee considers and determines each element individually and then reviews the resulting total compensation and determines whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

The compensation levels of our named executive officers reflect to a significant degree their varying roles and responsibilities. Mr. Higgins, in his role as chief executive officer, has the greatest level of responsibility among our named executive officers and, therefore, receives the highest level of pay. This is also consistent with the practices of the companies in our peer group and the summary compensation data included in the summaries of comparable companies reviewed by our compensation committee.
Base Compensation
As discussed above, the Company provides its named executive officers with a base salary that approximates the median of base salaries offered by our peer group, but will vary from such level based on:

•	industry experience, knowledge and qualifications;

•	the salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors; and

•	internal comparability considerations.
As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account the officer’s qualifications, experience, prior salary and competitive salary information. Increases in base salary from year to year are based upon the performance of the executive officers (other than the chief executive officer) as well as market positioning considerations, as assessed by the chief executive officer and approved by the compensation committee. The compensation committee assesses these factors with respect to the chief executive officer.
Our named executive officers received base salary increases in 2013 of approximately 2%-3.5% from 2012 levels, representing the same base salary merit-based increases applicable to all of the Company’s employees. Base salaries paid to our named executive officers are disclosed below in the table entitled “Summary Compensation Table.”
Performance-Based Compensation
Annual Performance-Based Cash Compensation
It is the compensation committee’s objective to have a substantial portion of each named executive officer’s compensation contingent upon the Company’s performance. For our named executive officers, all of his or her annual bonus compensation is dependent on the Company’s performance relative to specified performance objectives.

The annual performance-based bonus program consists of a cash award if certain corporate performance objectives are satisfied. The Company sets annual incentive targets around a baseline, which approximates the median (i.e. 50th percentile) of annual incentives offered by our peer group. Under the Company’s program, the potential performance bonus for the chief executive officer is up to 75% of base salary, 50% of base salary for Mr. Foehr, and 40% of base salary for the other named executive officers.
In determining the performance compensation awarded to each named executive officer, the Company evaluates the Company’s performance in a number of areas. At the beginning of each year, our board of directors sets corporate objectives for the year. These objectives are set by the board of directors after considering management input and our overall strategic objectives. These objectives generally relate to factors such as strategic objectives, achievement of product development objectives, establishment of new collaborative arrangements and general operational goals. Following the conclusion of each year, the compensation committee determines the level of achievement of the corporate objectives for each year relative to these corporate objectives. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total annual bonus. The compensation committee retains the discretion to reduce the final bonus payout to a named executive officer.
At the beginning of 2013, our board of directors, with input provided by our named executive officers, established our Company goals for the year. The compensation committee then reviewed and considered a proposed Company-wide (including named executive officers) bonus program in view of the Company goals, including the proportional emphasis to be placed on each objective annual bonus determination purposes.
The Company goals approved by the compensation committee for 2013 for purposes of annual bonus achievement included:

Goals Related to Optimization of Captisol Business (30% Weighting)

•	Manage current business to maintain and maximize revenue
•	Expand existing relationships and generate at least 25 new research contracts
•	Deliver superior customer service focused on delivery timeliness, issue resolution and technical support
•	Execute plan to expand Beta-cyclodextrin into non-pharma markets
Business Development Goals (35% Weighting)

•	Evaluate and, if appropriate, pursue potential acquisitions to grow the Company’s business
•	Complete at least two licensing deals and evaluate alternate structures to optimize asset values
•	Effective partner and alliance management
Melphalan (15% Weighting)

•	Efficiently execute clinical trial plan
•	Complete analysis of deal potential and execute, if appropriate
Operational Goals (20% Weighting)

•	Effective research and development and project management of Glucagon, Topiramate, HepDirect and GCSF programs
•	Effective financial and administrative management, optimize cash flow, enter into a sublet
•	Effective investor/sell-side analyst relationship management
•	Implement metrics to monitor the Company’s performance and support employee development
In evaluating management’s performance against our 2013 corporate objectives in January 2014, our compensation committee determined to award a corporate achievement level of 100% relative to those objectives. This determination was made in the discretion of the compensation committee after its review of our overall corporate performance relative to each of the objectives listed above. In general, quantitative objectives were not established for the corporate objectives during 2013. Instead these performance objectives were used as a guide by the compensation committee in determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts.

With respect to the goals related to the optimization of our Captisol business, the compensation committee awarded full credit, for an achievement level of 30%, noting the Company completed the Captisol-enabled-Melphalan license to Spectrum and the Captisol-enabled Topiramate license to CURx and entered two new Captisol License Agreements, all in 2013. Also, the Company entered into 33 new Captisol Research Use Agreements and 23 new Captisol In Vivo Use Agreements. The Company increased visibility and communication with partners on base-line Captisol technical and material needs and had a sharp year-over-year increase in Captisol sample requests from new prospective partners. The Company also enhanced Captisol customer service, given the increased and continued globalization of its Captisol customer base resulting from new licenses and greater numbers of sampling requests.

The Company executed the initiation of the Melphalan pivotal trial and efficiently transitioned the asset to Spectrum in 2013. The Company had data published on Captisol-enabled Topiramate. In 2013, the Company also secured Orphan Designation for Captisol-enabled Topiramate and generated data illustrating Captisol utility outside of pharmaceutical applications. The Company also had a successful initial defense of a Captisol related morphology patent challenge in Europe.
With respect to the business development goals, the compensation committee awarded full credit, for an achievement level of 35%, noting that in 2013, the Company completed the Selexis transaction and grew and further diversified its portfolio of assets with biologics programs. The Company also completed the Captisol-enabled-Melphalan license to Spectrum and the Captisol-enabled-Topiramate license to CURx, entered into two lasofoxifene licenses with Ethicor and Azure and entered two new Captisol License Agreements. Also, the Company entered into 33 new Captisol Research Use Agreements and 23 new Captisol In Vivo Use Agreements.

With respect to the melphalan goals, the compensation committee awarded full credit, for an achievement level of 15%, noting that the Company also completed the Captisol-enabled-Melphalan license to Spectrum and the Company executed the initiation of the Melphalan pivotal trial and efficiently transitioned the asset to Spectrum in 2013.
With respect to the operational goals, which were entirely qualitative goals and not objectively determinable, the compensation committee determined an overall achievement level of 20% was appropriate given its subjective determination of the Company’s overall performance in this area during 2013. The compensation committee noted that the Company turned sustainably profitable and cash-flow positive in 2013. The Company met or exceeded guidance in all quarters, had a successful initial defense of a Captisol-related morphology patent challenge in Europe, signed two sub-lease agreements and implemented digital dash-board tracking.
As a result of the foregoing determinations, all of our named executive officers, other than Dr. de Silva and Mr. Sharp, received bonus awards equal to 100% of their target awards. Each of Dr. de Silva’s and Mr. Sharp’s award represented approximately 32% of their respective base salaries, or approximately 80% of their respective target awards. The compensation committee determined to pay each of Dr. de Silva’s and Mr. Sharp’s bonus award at this level based on its subjective evaluation of their individual performance for 2013.
The actual bonus awards paid to our named executive officers are disclosed below in the table entitled “Summary Compensation Table.”
Long-Term Performance-Based Equity Incentive Program
In accordance with its philosophy, the Company’s longer-term performance-based compensation is based on equity ownership. The Company believes that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth.
We generally provide equity compensation to our named executive officers through grants of stock options and restricted stock units. The grants are designed to align the interests of our named executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The compensation committee views granting options and restricted stock unit awards as a retention device and therefore also reviews the status of vesting and number of vested verses unvested options and restricted stock unit awards at the time of grant. Guidelines for the number of stock options and restricted stock unit awards granted to each executive officer are determined using a procedure approved by the compensation committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance and the value of the stock option and restricted stock unit awards at the time of grant. With respect to our named executive officers, we generally make awards to such officers at the time of initial hire based on an evaluation of the foregoing factors. Additional grants, other than the annual awards to executives, may be made following a significant change in job responsibility or in recognition of a significant achievement. Annual awards are made to our named executive officers when such awards are deemed appropriate by the compensation committee based on an evaluation of the foregoing factors.
Stock options granted under the various stock plans generally have a four-year vesting schedule designed to provide an incentive for continued employment. The options generally expire ten years from the date of the grant. This provides a reasonable time frame during which executive officers and other employees who receive grants can benefit from the appreciation of the Company’s shares. The exercise price of options granted under our 2002 Stock Incentive Plan, or the 2002 Plan, is equal to 100% of the fair market value of the underlying stock on the date of grant. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term. Restricted stock unit awards generally vest in equal installments over three years.
Equity incentive awards under the compensation programs discussed above are made at regular compensation committee meetings and at special meetings as needed. For example, a special meeting may be called if a regular meeting is cancelled or following the annual performance review process. The effective date for such grants is the date of such meeting. The Company may also make grants of equity incentive awards at the discretion of the compensation committee or the board of directors in connection with the hiring of new named executive officers and other employees.
In February 2013, the compensation committee approved aggregate awards of 265,000 stock options and 24,000 restricted stock units to our named executive officers pursuant to the Company’s 2002 Plan as part of our annual grant program as follows: John L. Higgins, 107,000 options and 8,000 restricted stock units; John P. Sharp, 20,000 options and 2,500 restricted stock units; Matthew W. Foehr, 73,000 options and 6,000 restricted stock units; Nishan de Silva, 45,000 options and 5,000 restricted stock units; and Charles S. Berkman, 20,000 options and 2,500 restricted stock units. The foregoing option awards are subject to the standard four year time-based vesting schedule described above and the foregoing restricted stock unit awards are subject to the standard three year time-based vesting schedule described above.
The foregoing time-based equity grants to the named executive officers in 2013 were set at approximately the 75th percentile level of equity awards for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies.
All of the equity awards granted to our named executive officers are disclosed below in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2013.”
Other Elements of Compensation and Perquisites
In order to attract, retain and pay market levels of compensation, we provide our named executive officers and other employees the following benefits and perquisites.
Medical Insurance. The Company provides to each named executive officer, the named executive officer’s spouse and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other executives of the same level of employment. The Company pays a portion of the premiums for this insurance for all employees.
Life and Disability Insurance. The Company provides each named executive officer such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment.
Defined Contribution Plan. The Company and its designated affiliates offer the Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, a tax-qualified retirement plan, to their eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 90% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. In April 2007, the Company began to make matching contributions to the 401(k) Plan equal to $0.25 per each $1.00 contributed by an employee up to an annual maximum of $2,000 per year. In January 2014, the Company increased its matching contributions to the 401(k) Plan equal to $0.40 per each $1.00 contributed by an employee up to an annual maximum of $4,800 per year.
Employee Stock Purchase Plan. The Company’s 2002 Employee Stock Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, permits participants to purchase Company stock on favorable terms. Plan participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the six month offering period or the stock price on the last day of the six month offering period, whichever is lower. The purchase dates occur on the last business days of December and June of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 10% of his or her cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in an offering period are automatically applied to the purchase of common stock on that offering period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the employee stock purchase plan prior to that date.
Other. The Company makes available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, airline club dues, professional society dues and food and recreational fees incidental to official company functions, including board meetings. The aggregate of these other benefits was less than $10,000 for each executive officer in the last fiscal year.
Severance and Change in Control Arrangements
We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change in control transaction involving us. In addition, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders. Accordingly, the severance arrangements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change in control.

Change in Control Arrangements
The Company has a change in control severance agreement with each of the named executive officers. In the event a named executive officer’s employment is terminated by us without cause or he or she resigns for good reason within 24 months following a change in control of the Company, he or she will be eligible to receive a severance benefit equal to:

•	one times (two times for Mr. Higgins) the annual rate of base salary in effect for such officer at the time of involuntary termination; plus
•
one times (two times for Mr. Higgins) the greater of: (a) the maximum target bonus for the fiscal year in which the termination occurs; or (b) the maximum target bonus for the fiscal year in which the change in control occurs, if different; plus

•	twelve (twenty-four for Mr. Higgins) multiplied by the monthly premium the executive would be required to pay for continued health coverage for himself or herself and his or her eligible dependents.

The foregoing severance amount will be payable in a lump sum following the officer’s termination of employment.

 The change in control severance agreements also provide that all of a named executive officer’s outstanding stock awards will vest in the event of such a termination. In addition, the post-termination exercise period of a named executive officer’s stock options will be extended from three months to the date that is nine months following the date of termination (but in no event beyond the original expiration date of such options).
For purposes of the change in control severance agreements, an involuntary termination is either a termination of a named executive officer’s employment by us without cause or his resignation for good reason. “Cause” is generally defined as an officer’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, an officer’s willful and material breach of any obligation or duty under the employment agreement, the Company’s confidentiality and proprietary rights agreement or the Company’s written employment or other written policies that have previously been furnished to the officer, which breach is not cured within 30 days after written notice thereof is received by the officer, if such breach is capable of cure, the officer’s gross negligence or willful misconduct, including without limitation, fraud, dishonesty or embezzlement, in the performance of his duties, or the officer’s continuing failure or refusal to perform his assigned duties or to comply with reasonable directives of the board of directors that are consistent with the officer’s job duties (which directives are not in conflict with applicable law), which failure is not cured within 30 days after written notice thereof is received by the officer.
For purposes of the change in control severance agreements, “good reason” is generally defined as a material diminution in the officer’s authority, duties or responsibilities, a material diminution in the officer’s base compensation, a material change in the geographic location at which the officer must perform his duties, or any other action or inaction that constitutes a material breach by the Company or any successor or affiliate of its obligations to the officer under the employment agreement. An officer must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without his written consent within 90 days of the occurrence of such event. The Company will have a period of 30 days to cure such event or condition after receipt of written notice of such event from the officer. Any voluntary termination of an officer’s employment for “good reason” must occur no later than the date that is six months following the initial occurrence of one of the foregoing events or conditions.
For purposes of the change in control severance agreements, a “change in control” has generally the same definition as given to such term under our 2002 Plan, as described below.
Amended and Restated Severance Plan
We maintain the Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan to provide severance payments to our employees and the employees of our subsidiaries upon an involuntary termination of employment without cause. Each of the named executive officers is eligible to participate in the severance plan, provided that he is not subject to disciplinary action or a formal performance improvement plan at the time of termination. However, if, as a result of his or her involuntary termination by us without “cause,” a named executive officer would be eligible to receive severance under any individual change in control severance agreement, employment agreement or other arrangement providing severance benefits, as approved by our board of directors or a committee thereof, such named executive officer will not be eligible for benefits under the severance plan.
Under the terms of the severance plan, a named executive officer will be eligible to receive (1) a lump sum payment in cash for fully earned but unpaid base salary and accrued but unused vacation through the date of termination, (2) an amount equal to his base salary for the severance period, which period will be equal to (a) two months plus (b) one week for each year of service as of the date of termination and (c) continued health coverage at the same cost as was in effect for the named executive officer at the date of termination throughout such severance period, provided that such named executive officer elects continued coverage under COBRA. The foregoing cash severance benefit will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us.
For purposes of the severance plan, “cause” is generally defined as an officer’s conviction of (or entry of a plea of no contest to) any felony or any other criminal act, an officer’s commission of any act of fraud or embezzlement, an officer’s unauthorized use or disclosure of confidential or proprietary information or trade secrets of the Company or our subsidiaries, or an officer’s commission of any material violation of the Company’s policies, or an officer’s commission of any other intentional misconduct which adversely affects the business or affairs of the Company in a material manner.
Change in Control Acceleration of Equity Awards
Equity awards granted under the 2002 Plan to the named executive officers may be subject to accelerated vesting in the event of a “change in control.”
Equity award agreements under the 2002 Plan, which cover each of the named executive officers, provide that such equity awards will automatically vest in the event of a “change in control” where the option is not assumed or replaced by a successor:
Under the 2002 Plan, a “change in control’ is generally defined as:

•	a merger, consolidation or reorganization of the Company in which 50% or more of its voting securities change ownership;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company; or

•
a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding common stock or through a change in the majority of our board of directors as a result of one or more contested elections for board membership.

Compensation Recovery Policy
Our board of directors maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.
Policies Regarding Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Risk Assessment of Compensation Policies and Programs
In early 2014, management assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to our compensation committee. Based on its assessment, management recommended, and the compensation committee, concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, management and the compensation committee noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, including:

•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.
•	Corporate performance objectives are designed to be consistent with the Company’s overall business plan and strategy, as approved by the Board of Directors.
•	The determination of executive incentive awards is based on a review of a variety of indicators of performance, reducing the risk associated with any single indicator of performance.
•	The Company’s equity awards generally vest over multi-year periods.
•	The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.

Summary Compensation Table
The following table provides information regarding the compensation earned by our named executive officers during the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
John L. Higgins,	2013	500,331	559,360	1,567,129	375,248	2,843	3,004,911
President and Chief Executive Officer	2012	484,517	86,820	1,433,896	363,388	2,715	2,371,336
	2011	423,850	150,750	738,128	317,888	2,540	1,633,156

Matthew W. Foehr,	2013	368,101	398,176	1,012,371	184,050	2,767	1,965,465
Executive VP and Chief Operating Officer	2012	359,625	144,700	535,482	179,813	2,540	1,222,160
	2011	247,950	166,170	869,814	123,959	2,643	1,410,536

John P. Sharp,	2013	301,220	54,800	277,362	96,390	2,946	732,718
Former VP, Finance and Chief Financial Officer(4)	2012	292,519	72,350	312,365	102,382	2,985	782,601
	2011	265,007	30,150	192,555	106,003	3,284	596,999

Charles S. Berkman,	2013	283,351	54,800	277,362	113,340	2,908	731,761
Vice President and General Counsel	2012	275,202	72,350	223,118	110,081	4,455	685,206
	2011	249,719	30,150	96,278	99,888	2,838	478,873

Nishan de Silva, M.D., M.B.A.,	2013	294,583	109,600	624,065	94,267	2,616	1,125,131
VP, Finance and Strategy and Chief Financial Officer	2012	246,269	144,700	803,223	98,508	39,067	1,331,767
	2011	—	—	—	—	—	—

(1)
Reflects the grant date fair value for stock and option awards granted in 2011, 2012 and 2013, calculated in accordance with FASB ASC Topic 718. With respect to stock and option awards with performance-based vesting conditions, the grant date fair value was adjusted for our assessment of the probability that performance conditions will be achieved. The assumptions used to calculate the value of stock and option awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 24, 2014. The following table provides the full grant date fair values for all stock and option awards included in the Summary Compensation Table that were granted during 2011 with performance-based vesting conditions, assuming that the highest level of performance will be achieved in each case (no performance-based awards were granted during 2012 or 2013):

	Name and Principal Position	Year	Grant Date Fair Value of Stock Awards($)	Grant Date Fair Value of Option Awards($)

	Matthew W. Foehr,	2011	—	$244,050
Executive Vice President and Chief Operating Officer
(2)	Represents performance bonus awards under the management bonus plan earned in 2011, 2012 and 2013, but paid in the subsequent year.
(3)
Represents life insurance premiums paid by the Company for each year represented in the table and $2,000 in 401(k) matching funds paid by the Company for each named executive officer. For Dr. de Silva in 2012, also includes a $25,000 relocation payment, paid in a lump sum to Dr. de Silva in connection with his commencement of employment, and a payment of $11,550 to gross Dr. de Silva up for the taxes payable on such payment.

(4)	Effective February 28, 2014, Mr. Sharp resigned his positions with the Company.

Grants of Plan-Based Awards in Fiscal Year 2013
The following table summarizes plan-based awards granted to our named executive officers during the last fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Date of Board Action approving Award	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(#3)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) ($(4)
John L. Higgins	1/16/13	1/16/13	—	375,585	—	—	—	—	—	—	—	—	—
	2/15/13	1/16/13	—	—	—	—	—	—	8,000	—	—	21.92	175,360
	2/15/13	1/16/13	—	—	—	—	—	—	—	107,000	21.92	—	1,483,887
	6/3/13	6/3/13	—	—	—	—	—	—	12,000(5)	—	—	32.00	384,000
	6/3/13	6/3/13	—	—	—	—	—	—	—	14,334(6)	32.00	—	458,688
Matthew W. Foehr	1/16/13	1/16/13	—	184,215	—	—	—	—	—	—	—	—	—
	2/15/13	1/16/13	—	—	—	—	—	—	6,000	—	—	21.92	131,520
	2/15/13	1/16/13	—	—	—	—	—	—	—	73,000	21.92	—	1,012,371
	6/3/13	6/3/13	—	—	—	—	—	—	8,333	—	—	32.00	266,656
John P. Sharp	1/16/13	1/16/13	—	120,596	—	—	—	—	—	—	—	—	—
	2/15/13	1/16/13	—	—	—	—	—	—	2,500	—	—	21.92	54,800
	2/15/13	1/16/13	—	—	—	—	—	—	—	20,000	21.92	—	277,362
Charles S. Berkman	1/16/13	1/16/13	—	113,442	—	—	—	—	—	—	—	—	—
	2/15/13	1/16/13	—	—	—	—	—	—	2,500	—	—	21.92	54,800
	2/15/13	1/16/13	—	—	—	—	—	—	—	20,000	21.92	—	277,362
Nishan de Silva	1/16/13	1/16/13	—	118,000	—	—	—	—	—	—	—	—	—
	2/15/13	1/16/13	—	—	—	—	—	—	5,000	—	—	21.92	109,600
	2/15/13	1/16/13	—	—	—	—	—	—	—	45,000	21.92	—	624,065

(1)	Cash bonus awards granted under our annual performance bonus program. Actual bonus amounts paid are reflected in the Summary Compensation Table above.
(2)
Except as described below, the restricted stock unit awards granted to the named executive officers vest in equal installments over a three year period. For a description of the change in control provisions applicable to the foregoing equity awards, see “Severance and Change in Control Arrangements” above.

(3)
Except as described below, each option grant to the named executive officers vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. For a description of the change in control provisions applicable to the foregoing equity awards, see “Severance and Change in Control Arrangements” above.

(4)
Represents the fair value of the stock option or stock award at the time of grant as determined in accordance with the provisions of FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 24, 2014.

(5)
The restricted stock unit award granted to Mr. Higgins vests in two equal installments on February 15, 2014 and February 15, 2015. For a description of the change in control provisions applicable to the foregoing equity award, see “Severance and Change in Control Arrangements” above.

(6)
The option grant to Mr. Higgins was vested as to 4,473 shares on the date of grant, and the remaining shares subject to the option will vest in 33 equal monthly installments on the ninth day of each calendar month following the date of grant, commencing June 9, 2013 and continuing through February 9, 2016. For a description of the change in control provisions applicable to the foregoing equity award, see “Severance and Change in Control Arrangements” above.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on all stock option awards and stock awards held by the named executive officers of the Company as of December 31, 2013. All outstanding equity awards are in shares of the Company’s common stock.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)	Equity incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John L. Higgins
	4,666	—	—	21.00	2/22/2018	—	—	—	—
	4,000	—	—	16.14	2/14/2019	—	—	—	—
	62,292	2,708	—	9.96	2/14/2020	—	—	—	—
	76,790	33,542	—	10.05	2/16/2021	—	—	—	—
	74,748	85,918	—	14.47	2/8/2022	—	—	—	—
	22,292	84,708	—	21.92	2/15/2023	—	—	—	—
	6,266	8,068(4)	—	32.00	6/3/2023	—	—	—	—
	—	—	—	—	—	25,000(5)	1,315,000	—	—
Matthew W. Foehr
	110,667	33,332	—	9.97	4/17/2021	—	—	—	—
	27,500	32,500	—	14.47	2/8/2022	—	—	—	—
	15,208	57,792	—	21.92	2/15/2023	—	—	—	—
	—	—	—	—	—	20,992(6)	1,104,179	—	—
John P. Sharp
	8,333	—	—	40.86	4/29/2017	—	—	—	—
	1,166	—	—	21.00	2/22/2018	—	—	—	—
	17,666	—	—	16.14	2/14/2019	—	—	—	—
	7,148	694	—	9.96	2/14/2020	—	—	—	—
	21,250	8,750	—	10.05	2/16/2021	—	—	—	—
	16,042	18,958	—	14.47	2/8/2022	—	—	—	—
	4,167	15,833	—	21.92	2/15/2023	—	—	—	—
	—	—	—	—	—	6,833	359,416	—	—
Charles S. Berkman
	1,000	—	—	53.10	12/7/2015	—	—	—	—
	3,333	—	—	40.86	4/29/2017	—	—	—	—
	5,333	—	—	42.90	6/19/2017	—	—	—	—
	1,166	—	—	21.00	2/22/2018	—	—	—	—
	1,000	—	—	16.14	2/14/2019	—	—	—	—
	1,389	694	—	9.96	2/14/2020	—	—	—	—
	6,029	4,375	—	10.05	2/16/2021	—	—	—	—
	4,438	13,542	—	14.47	2/8/2022	—	—	—	—
	4,167	15,833	—	21.92	2/15/2023	—	—	—	—
	—	—	—	—	—	6,833	359,416	—	—
Nishan de Silva
	34,375	40,625	—	14.47	2/8/2022	—	—	—	—
		15,000(7)	—	14.47	2/8/2022	—	—	—	—
	9,375	35,625	—	21.92	2/15/2023	—	—	—	—
	—	—	—	—	—	11,666	613,632	—	—

(1)
Each option grant to the named executive officers has a ten year term from the date of grant. Except as described below, each option vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. Exercise prices for awards granted prior to April 2007 reflect the $2.50 downward adjustment made to such exercise prices in April 2007 to reflect the Company’s one-time special cash dividend paid in April 2007. With respect to Mr. Foehr, 65,000 of the options granted in February 2011 were subject to performance-based vesting and were scheduled to vest as follows: 15,000 options would vest if and when cumulative CyDex revenue for 2011 and 2012 exceeded certain pre-determined levels; 25,000 options would vest if we completed a strategic partnership with a commercial partner by June 30, 2012; and 25,000 options would vest if we completed a multi-product CyDex technology-based platform transaction with a pharmaceutical company by June 30, 2012. Mr. Foehr vested in 25,000 of these options in January 2012 as a result of the CyDex technology-based platform transaction consummated with Eli Lilly, and in an additional 25,000 of these options in June 2012 as a result of our strategic partnership with Hovione. CyDex revenue for 2011 and 2012 did not exceed the necessary levels and, accordingly, 15,000 of these options were automatically forfeited after the end of 2012 and are no longer outstanding. For a description of the change in control provisions applicable to the stock option awards, see “Severance and Change in Control Arrangements” above.

(2)
Except as described below, the restricted stock unit awards granted to the named executive officers vest in equal installments over a three year period. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to the following NEOs: Mr. Sharp, 3,000 restricted stock units granted on February 17, 2011, 5,000 restricted stock units granted on February 9, 2012 and 2,500 restricted stock units granted on February 15, 2013; Mr. Berkman, 3,000 restricted stock units granted on February 17, 2011, 5,000 restricted stock units granted on February 9, 2012 and 2,500 restricted stock units granted on February 15, 2013; and Dr. de Silva, 10,000 restricted stock units granted on February 9, 2012 and 5,000 restricted stock units granted on February 15, 2014.

(3)	Computed by multiplying the closing market price of our common stock on December 31, 2013 by the number of shares of common stock subject to such award.
(4)
The option grant was vested as to 4,473 shares on the date of grant, and the remaining shares subject to the option will vest in 33 equal monthly installments on the ninth day of each calendar month following the date of grant, commencing June 9, 2013 and continuing through February 9, 2016. For a description of the change in control provisions applicable to this stock option award, see “Severance and Change in Control Arrangements” above.

(5)
The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Higgins, which vest in equal installments over a three year period: 15,000 restricted stock units granted on February 17, 2011, 6,000 restricted stock units granted on February 9, 2012 and 8,000 restricted stock units granted on February 15, 2013.

In addition, the table above reflects the remaining unvested restricted stock units from the 12,000 restricted stock units granted to Mr. Higgins on June 3, 2013, which vest in two equal installments on February 15, 2014 and February 15, 2015. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(6)
The table above reflects the remaining unvested restricted stock units from the following grants of restricted stock units to Mr. Foehr, which vest in equal installments over a three year period: 16,667 restricted stock units granted on April 18, 2011, 10,000 restricted stock units granted on February 9, 2012 and 6,000 restricted stock units granted on February 15, 2013.

In addition, the table above reflects the remaining unvested restricted stock units from the 8,333 restricted stock units granted to Mr. Foehr on June 3, 2013, which vest on April 18, 2014. For a description of the change in control provisions applicable to the stock awards, see “Severance and Change in Control Arrangements” above.

(7)
The option grant vests on the third anniversary of the date of grant. For a description of the change in control provisions applicable to this stock option award, see “Severance and Change in Control Arrangements” above.

Correction of Prior Equity Awards

In February 2012, the compensation committee approved a grant of options to Mr. Higgins with respect to 175,000 shares of our common stock with an exercise price of $14.47 per share, or the Original Higgins Option, and a restricted stock unit award with respect to 18,000 shares of our common stock, or the Original Higgins RSU, each under our 2002 Plan.

It came to the Company’s attention that these awards inadvertently exceeded the 166,666 share per person annual award limit contained in the 2002 Plan, as in effect in February 2012, by 26,334 shares. After considering the cause and circumstances of the issuance of the awards in excess of the annual award limit, our board of directors and the compensation committee determined that the Original Higgins RSU was void with respect to 12,000 shares subject to such award and that the Original Higgins Option was void with respect to 14,334 shares subject to such award. Therefore, the Company took action to correct the equity award agreements with Mr. Higgins to reflect the voiding of the number of shares subject to such awards in excess of the annual award limit in effect at the time of grant.

When informed of the excess awards, our board of directors and the compensation committee again reviewed the size and terms of the equity awards it had intended to grant to Mr. Higgins. After consideration, the compensation committee, based on the recommendation of Radford, determined that the awards (both when viewed alone, and in the context of our other commitments to Mr. Higgins) were consistent with the Company’s current compensation philosophy.
Having reaffirmed that the compensation it had intended to deliver to Mr. Higgins was appropriate and reasonable, the compensation committee, after consultation with Radford, determined that it should issue to Mr. Higgins (1) additional options to purchase common stock in an amount equal to the number of shares with respect to which the Original Higgins
Option was voided, and (2) additional restricted stock units in an amount equal to the number of shares with respect to which the Original Higgins RSU was voided, and that it could do so without incurring material costs.

Accordingly, effective June 3, 2013, the compensation committee, after consultation with Radford, granted to Mr. Higgins (1) a new award of options, or the New Higgins Option, with respect to 14,334 shares of our common stock, and

(2) a new restricted stock unit award, or the New Higgins RSU, with respect to 12,000 shares. The vesting and expiration provisions of the New Higgins Option were intended to mirror those applicable to the voided portion of the Original Higgins Option. The New Higgins Option, however, has an exercise price of $32.00 per share (the closing price of our common stock on the date of grant). As a result, the New Higgins Option was vested as to 4,473 shares on the date of grant, and the remaining shares subject to the New Higgins Option will vest in 33 equal monthly installments on the ninth day of each calendar month following the date of grant, commencing June 9, 2013 and continuing through February 9, 2016, subject to Mr. Higgins' continued status as an employee, director or consultant to the Company or its subsidiaries on each such date. The vesting provisions of the New Higgins RSU mirror those applicable to the Original Higgins RSU. As a result, the New Higgins RSU will vest in two equal annual installments on February 15, 2014 and February 15, 2015, subject to Mr. Higgins' continued status as an employee, director or consultant to the Company or its subsidiaries on each such date. Because annual equity-based awards previously made to Mr. Higgins in 2013 were well below the current individual annual award limit under the 2002 Plan, which was increased from 166,666 shares to 1,000,000 shares in May 2012, there was sufficient capacity under the individual annual award limit under the 2002 Plan to make these corrective awards to Mr. Higgins in 2013.
Below is a chart that illustrates (1) the equity awards made to Mr. Higgins in 2012, both with and without the void portions of the Original Higgins Option and the Original Higgins RSU, and (2) the annual equity awards granted to Mr. Higgins in the ordinary course in 2013 along with the New Higgins Option and the New Higgins RSU:

	Stock Options	RSUs	Intended Total	Void Stock Options	Void RSUs	New Stock Options	New RSUs	Corrected/ New Total
2012	175,000	18,000	193,000	14,334	12,000	N/A	N/A	166,666
2013	107,000	8,000	115,000	N/A	N/A	14,334	12,000	141,334
Total			308,000					308,000
The net impact of the foregoing was a reduction in Mr. Higgins’ total 2012 compensation (as measured under SEC rules) by approximately 11% and an increase in his total 2013 compensation by approximately 28% .
When the compensation committee became aware of the inadvertent grant of excess awards to Mr. Higgins in February 2012, the compensation committee directed the Company to review prior equity awards to determine if the individual annual limit had been exceeded in any other instances.
Upon review, it was determined that the 2002 Plan’s individual annual limit was also inadvertently exceeded by 23,334 shares as a result of equity awards made to Mr. Foehr in connection with his commencement of employment in April 2011.
In April 2011, the compensation committee approved a grant of options to Mr. Foehr with respect to 165,000 shares of our common stock with an exercise price of $9.97 per share, or the Original Foehr Option, and a restricted stock unit award with respect to 25,000 shares of our common stock, or the Original Foehr RSU, each under the 2002 Plan. The vesting of 100,000 shares of the Original Foehr Option and all of the Original Foehr RSU was consistent with the standard time-based vesting schedules described in above. The remaining 65,000 options were subject to performance-based vesting, of which options to purchase 50,000 shares had vested and options to purchase 15,000 shares were automatically forfeited after the end of 2012 and are no longer outstanding.
After considering the cause and circumstances of the issuance of the awards in excess of the annual award limit, our board of directors and the compensation committee determined that the Original Foehr RSU was void with respect to 8,333 shares subject to such award and that the Original Foehr Option was void with respect to one share subject to such award. Therefore, the Company took action to correct the equity award agreements with Mr. Foehr to reflect the voiding of the number of shares subject to such awards in excess of the annual award limit in effect at the time of grant.
When informed of the excess awards, our board of directors and the compensation committee again reviewed the size and terms of the equity awards it had intended to grant to Mr. Foehr. After consideration, the compensation committee, based on the recommendation of Radford, determined that the awards (both when viewed alone, and in the context of our other commitments to Mr. Foehr) were consistent with the Company’s current compensation philosophy. Having reaffirmed that the compensation it had intended to deliver to Mr. Foehr was appropriate and reasonable, the compensation committee determined that it should issue additional restricted stock units to him in an amount equal to the number of shares with respect to which the Original Foehr RSU was voided, and that it could do so without incurring material costs.

Accordingly, effective June 3, 2013, the compensation committee, after consultation with Radford, granted to Mr. Foehr a new restricted stock unit award, or the New Foehr RSU, with respect to 8,333 shares. The vesting provisions of the New Foehr RSU were intended to mirror those applicable to the voided portion of the Original Foehr RSU. As a result, the New Foehr RSU will vest on April 18, 2014, subject to Mr. Foehr's continued status an employee, director or consultant to the Company or its subsidiaries on such date. Because annual equity-based awards previously made to Mr. Foehr in 2013 were well below the 1,000,000 share individual annual award limit under the 2002 Plan, there was sufficient capacity under the individual annual award limit under the 2002 Plan to make this corrective award to Mr. Foehr in 2013.

Below is a chart that illustrates (1) the equity awards made to Mr. Foehr in 2011 and 2012, both with and without the void portions of the Original Foehr Option and the Original Foehr RSU, and (2) the annual equity awards granted to Mr. Foehr in the ordinary course in 2013 along with the New Foehr RSU:

	Stock Options	RSUs	Intended Total	Void or Forfeited Stock Options	Void RSUs	New Stock Options	New RSUs	Corrected Total
2011	165,000	25,000	190,000	15,001 (1)	8,333	N/A	N/A	166,666
2012	60,000	10,000	70,000	N/A	N/A	N/A	N/A	70,000
2013	73,000	6,000	79,000	N/A	N/A	N/A	8,333	87,333
Total			339,000					323,999
(1) 15,000 of such options were forfeited, as described above.
The net impact of the foregoing was a reduction in Mr. Foehr's total 2011 compensation (as measured under SEC rules) by approximately 6% and an increase in his 2013 compensation by approximately 14%.
Option Exercises and Stock Vested During Fiscal Year 2013

The following table provides information on stock option exercises and stock vesting in fiscal 2013 by the named executive officers of the Company.

	Option Awards		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John L. Higgins	17,074	382,070	15,166	332,439
Matthew W. Foehr	6,000	260,580	11,667	276,406
John P. Sharp	8,824	303,215	3,667	80,381
Charles S. Berkman	56,198	1,742,696	3,667	80,381
Nishan de Silva	—	—	3,334	73,181
(1) The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2) Computed by multiplying the closing market price of our restricted stock on the vesting date by the number of shares of restricted stock subject to such award vesting on the applicable vesting date.

Potential Payments Upon Termination or Change in Control
The following table summarizes potential change in control and severance payments to each named executive officer. The three right-hand columns describe the payments that would apply in three different potential scenarios—a termination without cause prior to a change in control or more than 24 months following a change in control; a change in control without a termination of employment; or a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case within 24 months following a change in control. The table assumes that the termination or change in control occurred on December 31,

2013. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $52.60, which represents the closing market price of our common stock as reported on the NASDAQ Global Market on December 31, 2013, the last trading day of 2013. All cash severance benefits will be paid in a lump sum.

Name	Benefit	Termination Without Cause; No Change of Control ($)	Change of Control; No Termination ($)(1)	Termination Without Cause or Resignation for Good Reason within 24 Months Following a Change of Control ($)(2)
John L. Higgins	Salary	150,876	—	1,001,560
	Bonus	—	—	751,170
	Option acceleration	—	7,583,777	7,583,777
	Stock Award acceleration	—	1,016,916	1,016,916
	Benefits continuation	5,640	—	19,552
	Total value:	156,516	8,600,693	10,372,975

Matthew W. Foehr	Salary	82,661	—	368,431
	Bonus	—	—	184,215
	Option acceleration	—	3,194,002	3,194,002
	Stock Award acceleration	—	1,087,032	1,087,032
	Benefits continuation	4,007	—	18,944
	Total value:	86,668	4,281,034	4,852,624

John P. Sharp	Salary	90,834	—	301,490
	Bonus	—	—	120,596
	Option acceleration	—	1,610,530	1,610,530
	Stock Award acceleration	—	175,263	175,263
	Benefits continuation	4,978	—	17,257
	Total value:	95,812	1,785,793	2,225,136

Charles S. Berkman	Salary	118,169	—	283,605
	Bonus	—	—	113,442
	Option acceleration	—	1,217,861	1,217,861
	Stock Award acceleration	—	306,763	306,763
	Benefits continuation	7,896	—	19,552
	Total value:	126,065	1,524,624	1,941,223

Nishan de Silva	Salary	60,513	—	295,000
	Bonus	—	—	118,000
	Option acceleration	—	3,213,956	3,213,956
	Stock Award acceleration	—	508,432	508,432
	Benefits continuation	1,238	—	6,436
	Total value:	61,751	3,722,388	4,141,824

(1)
The 2002 Plan provides that options or restricted stock units will vest in the event of a change in control and the options or restricted stock units are not assumed or replaced by a successor. This disclosure assumes that the successor does not assume or replace the options or restricted stock units.

(2)
The change in control severance agreements with each of our named executive officers provide that all of a named executive officer’s outstanding stock awards will vest in the event of such a termination.

Compensation of Directors
The following table provides information related to the compensation of each of our non-employee directors for fiscal 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)	Option Awards ($)(8)	All Other Compensation ($)	Total ($)
Jason M. Aryeh(1)	59,000	94,478	149,647	—	303,125
Todd Davis(2)	57,000	94,478	149,647	—	301,125
David Knott(3)	61,000	94,478	149,647	—	305,125
John W. Kozarich(4)	69,000	94,478	149,647	—	313,125
Sunil Patel(5)	55,000	94,478	149,647	—	299,125
Stephen L. Sabba(6)	69,019	94,478	149,647	—	313,144
John L. LaMattina(7)	51,019	94,478	149,647	—	295,144

(1)
As of December 31, 2013, Mr. Aryeh held options to purchase 30,968 shares of our common stock and 2,925 unvested shares of restricted stock. During 2013, Mr. Aryeh received 2,925 restricted stock units with a grant date fair value of $94,478 and 7,335 stock options with a grant date fair value of $149,647. Mr. Aryeh elected to receive his retainer in cash.

(2)
As of December 31, 2013, Mr. Davis held options to purchase 30,338 shares of our common stock and 2,925 unvested shares of restricted stock. During 2013, Mr. Davis received 2,925 restricted stock units with a grant date fair value of $94,478 and 7,335 stock options with a grant date fair value of $149,647. Mr. Davis elected to receive 1,393 shares of fully vested stock in lieu of $45,000 of his 2013 cash retainer for his services as a non-employee director.

(3)
As of December 31, 2013, Mr. Knott held options to purchase 30,338 shares of our common stock and 2,925 unvested shares of restricted stock. During 2013, Mr. Knott received 2,925 restricted stock units with a grant date fair value of $94,478 and 7,335 stock options with a grant date fair value of $149,647. Mr. Knott elected to receive 1,393 shares of fully vested stock in lieu of $45,000 of his 2013 cash retainer for his services as a non-employee director.

(4)
As of December 31, 2013, Dr. Kozarich held options to purchase 37,039 shares of our common stock and 2,925 unvested shares of restricted stock. During 2013, Dr. Kozarich received 2,925 restricted stock units with a grant date fair value of $94,478 and 7,335 stock options with a grant date fair value of $149,647. Dr. Kozarich elected to receive 1,393 shares of fully vested stock in lieu of $45,000 of his 2013 cash retainer for his services as a non-employee director.

(5)
As of December 31, 2013, Mr. Patel held options to purchase 27,005 shares of our common stock and 19,873 unvested shares of restricted stock. During 2013, Mr. Patel received 2,925 restricted stock units with a grant date fair value of $94,478 and 7,335 stock options with a grant date fair value of $149,647. Mr. Patel elected to receive 1,393 shares of fully vested stock in lieu of $45,000 of his 2013 cash retainer for his services as a non-employee director.

(6)
As of December 31, 2013, Dr. Sabba held options to purchase 27,005 shares of our common stock and 2,925 unvested shares of restricted stock. During 2013, Dr. Sabba received 3,621 restricted stock units with a grant date fair value of $116,958 and 7,335 stock options with a grant date fair value of $149,647. Dr. Sabba elected to receive 696 shares of fully vested stock in lieu of $22,500 of his 2013 cash retainer for his services as a non-employee director.

(7)
As of December 31, 2013, Dr. LaMattina held options to purchase 27,005 shares of our common stock and 2,925 unvested shares of restricted stock. During 2013, Dr. LaMattina received 3,621 restricted stock units with a grant date fair value of $116,958 and 7,335 stock options with a grant date fair value of $149,647. Dr. LaMattina elected to receive 696 shares of fully vested stock in lieu of $22,500 of his 2013 cash retainer for his services as a non-employee director.

(8)
Reflects the grant date fair value for stock and option awards granted in 2013, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 24, 2014.

Narrative to Director Compensation Table
Non-employee members of our board of directors are paid fees for their service as a director and are reimbursed for expenses incurred in connection with such service.

Under our director compensation policy adopted by our board of directors and in effect prior to April 9, 2014, each director was eligible to receive an annual retainer of $45,000. No meeting fees were paid. In addition, the chairperson of the board received an additional annual retainer of $20,000, the chairperson of the audit committee received an additional annual retainer fee of $20,000, the chairperson of the compensation committee received an additional annual retainer of $12,000 and the chairperson of the nominating and corporate governance committees received an additional annual retainer fee of $8,000. Members of the audit committee received an additional annual retainer of $10,000, members of the compensation committee received an additional annual retainer of $6,000 and members of the nominating and corporate governance committee received an additional annual retainer of $4,000.
At each annual meeting, non-employee directors were automatically granted 2,925 restricted stock units and 7,335 stock options. The foregoing awards vested on the first anniversary of the date of grant. Upon initial election to the board of directors, each non-employee director was automatically granted 1,666 shares of restricted stock and 5,000 stock options. The foregoing awards vested in three equal annual installments on each of the first three anniversaries of the date of grant. Additionally, the awards would vest in full in the event of a change in control or a hostile take-over, each as defined under our 2002 Plan. In addition, the director compensation policy contained an ownership guideline so that members of the board were required to own shares with a value of at least three times the then-current annual retainer after they had completed three years of board service.
Directors could elect to receive their retainers in cash or vested shares of our common stock, which shares were issued under our 2002 Plan. While directors would continue to be able to elect to receive their retainers in cash or in vested shares of our common stock, until June 1, 2013, directors were required to elect to receive at least 50% of their retainers for such period in vested shares of our common stock.
Effective April 9, 2014, our board of directors amended and restated our director compensation policy. Pursuant to the amended and restated director compensation policy, each director is eligible to receive an annual retainer of $45,000. No meeting fees will be paid. In addition, the chairperson of the board will receive an additional annual retainer of $30,000, the chairperson of the audit committee will receive an additional annual retainer fee of $20,000, the chairperson of the compensation committee will receive an additional annual retainer of $15,000 and the chairperson of the nominating and corporate governance committees will receive an additional annual retainer fee of $10,000. Members of the audit committee will receive an additional annual retainer of $10,000, members of the compensation committee will receive an additional annual retainer of $7,500 and members of the nominating and corporate governance committee will receive an additional annual retainer of $5,000.
At each annual meeting, non-employee directors will automatically be granted (i) that number of restricted stock units determined by dividing (a) $75,000, by (b) the average closing price per share of the Company’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 30-calendar day period prior to the date of grant, and (ii) that number of stock options having a value of $140,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements). The foregoing awards will vest in full on the earlier of (i) the date of the annual meeting of the Company’s stockholders next following the grant date, and (ii) on the first anniversary of the date of grant.
Upon initial election to the board of directors, each non-employee director will automatically be granted (i) that number of restricted stock units determined by dividing (a) $113,000, by (b) the average closing price per share of the Company’s common stock on the Nasdaq Global Market (or such other established stock exchange or national quotation system on which the stock is quoted) for the 30-calendar day period prior to the date of grant, and (ii) that number of stock options having a value of $205,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements). The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant.
All awards will vest in full in the event of a change in control or a hostile take-over, each as defined under our 2002 Plan. In addition, the director compensation policy contains an ownership guideline so that members of the board are required to own shares with a value of at least three times the then-current annual retainer after they had completed three years of board service. Directors may elect to receive their retainers in cash or vested shares of our common stock, which shares will be issued under our 2002 Plan.
Compensation Committee Interlocks and Insider Participation
Relationships and Independence of the Compensation Committee Members

During fiscal 2013, the compensation committee was composed of Messrs. Aryeh, Davis and Knott and Dr. LaMattina. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s board of directors or compensation committee.
Compensation Committee Report
The compensation committee of the Company’s board of directors has submitted the following report for inclusion in this proxy statement:
The compensation committee reviewed this Compensation Discussion and Analysis and discussed its contents with the Company’s management. Based on the review and discussions, the compensation committee has recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement and our annual report for the year ended December 31, 2013.
This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the compensation committee.
Todd C. Davis, Chairperson of the Compensation Committee
Jason M. Aryeh
David M. Knott
John L. LaMattina, Ph.D.
Audit Committee Report
The following is the report delivered by the audit committee of the Company’s board of directors with respect to the principal factors considered by such committee in its oversight of the accounting, auditing and financial reporting practices of the Company for 2013.
The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The audit committee reviewed and discussed with Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including those matters required under Auditing Standard No.16 (Communications with Audit Committees). In addition, the audit committee has discussed with Grant Thornton LLP their independence from management and the Company, has received from Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has considered the compatibility of non-audit services with the auditors’ independence.
The audit committee met with Grant Thornton LLP to discuss the overall scope of their services, the results of their audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Grant Thornton LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with Grant Thornton LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements be included in this proxy statement and in our annual report for the year ended December 31, 2013.
This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.
Stephen L. Sabba, M.D., Chairperson of the Audit Committee
David M. Knott
Sunil Patel

Compensation Plans
We have two compensation plans approved by our stockholders under which our equity securities are authorized for issuance to employees and directors for goods or services, the 2002 Plan and the Employee Stock Purchase Plan.
The following table summarizes information about our equity compensation plans as of December 31, 2013:

	(a) Number of securities to be issued upon exercises of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,746,709	$16.79	1,457,199	(1)
Equity compensation plans not approved by security holders(2)	—	—	—
	1,746,709	$16.79	1,457,199

(1)	At December 31, 2013, 1,457,199 and 79,515 shares were available under the 2002 Plan and the Employee Stock Purchase Plan, respectively, for future grants of stock options or sale of stock.

(2)	There are no equity compensation plans (including individual compensation arrangements) not approved by the Company’s security holders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of fiscal year 2013, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
Pursuant to our audit committee charter, the audit committee of our board of directors is responsible for reviewing and approving all transactions with related parties. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead the audit committee of our board of directors intends to review such transactions on a case by case basis. In addition, the compensation committee of our board of directors and/or our board of directors will review approve all compensation-related policies involving our directors and executive officers.
Transactions with Related Parties
The severance arrangements we have entered into with each of our executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change in control. See “Compensation Discussion and Analysis—Severance and Change in Control Arrangements.”
Our certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by the audit committee or a majority of the independent and disinterested members of the board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, we have determined that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied during the fiscal year ended December 31, 2013.

DEADLINE FOR PROPOSALS FOR NEXT ANNUAL MEETING
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2015 annual meeting of stockholders is December 22, 2014 (120 calendar days in advance of the anniversary of the date of this proxy statement). Stockholders wishing to submit proposals or director nominations that are to be included in such proxy statement and proxy must also do so by December 22, 2014. Stockholders are advised to review our amended and restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Our current amended and restated bylaws are available at the SEC’s website, www.sec.gov, or upon written request to our Corporate Secretary at the address listed below. Stockholder proposals and director nominations should be directed to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037.
In addition, the proxy solicited by the board of directors for the next annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than a reasonable period of time prior to the mailing of proxy materials for such annual meeting.

ANNUAL REPORT ON FORM 10-K

Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our fiscal 2013 Annual Report at http://www.envisionreports.com/LGND, which does not have cookies that identify visitors to the site. A copy of the Annual Report of the Company on Form 10-K for the 2013 fiscal year has been mailed concurrently with this proxy statement to all stockholders that received a copy of the proxy materials in the mail. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Written requests for copies of our Annual Report to stockholders may also be directed to our Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037.

SOLICITATION OF PROXIES
The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by internet.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents was delivered and who wishes to receive a separate copy of the documents can request a copy of the documents by sending a written request to our Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037, or contact our Corporate Secretary at (858) 550-7500. Also, if you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, please notify your broker or direct your written request to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037, or contact our Corporate Secretary at (858) 550-7500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER BUSINESS
As of the date of this proxy statement, the board of directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ CHARLES S. BERKMAN
Charles S. Berkman
Vice President, General Counsel & Secretary
April 21, 2014

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Vote by Internet

- Go to **www.envisionreports.com/LGND**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Stockholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/LGND

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/LGND** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 24, 2014 to facilitate timely delivery.

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Stockholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote "FOR ALL" Director nominees, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4:

1. Election of Directors
   Nominees:
   01 Jason M. Aryeh
   02 Todd C. Davis
   03 John L. Higgins
   04 David M. Knott
   05 John W. Kozarich
   06 John L. LaMattina
   07 Sunil Patel
   08 Stephen L. Sabba
2. Ratification of Appointment of Independent Registered Accounting Firm.
3. Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.
4. Approval, on a non-binding advisory basis, of a stockholder proposal regarding the engagement of an investment banking firm to effectuate a spin-off of the Company's chemical entity research & development business into a separately traded public company.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/LGND**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 24, 2014.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on June 3, 2014.

Vote by Internet

- Go to **www.envisionreports.com/LGND**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR ALL" Director nominees, "FOR" Proposals 2 and 3, and "AGAINST" Proposal 4.

1. Election of Directors

Nominees:

01 - Jason M. Aryeh	02 - Todd C. Davis	03 - John L. Higgins
04 - David M. Knott	05 - John W. Kozarich	06 - John L. LaMattina
07 - Sunil Patel	08 - Stephen L. Sabba	

☐ **Mark here to vote FOR all nominees**　☐ **Mark here to WITHHOLD vote from all nominees**　☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of Appointment of Independent Registered Accounting Firm.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
4. Approval, on a non-binding advisory basis, of a stockholder proposal regarding the engagement of an investment banking firm to effectuate a spin-off of the Company's chemical entity research & development business into a separately traded public company.	☐	☐	☐

In their discretion, the named proxies are authorized to vote on any other business properly brought before the meeting and at any adjournments or postponements thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — LIGAND PHARMACEUTICALS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIGAND PHARMACEUTICALS INCORPORATED

The undersigned hereby appoints John L. Higgins and Charles S. Berkman, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held at 8:30 a.m. local time at Ligand Pharmaceuticals Incorporated located at 11119 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 on Wednesday, June 4, 2014, or at any postponements or adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.

(Continued and to be marked, dated and signed, on the other side)